SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                        THERMOELASTIC TECHNOLOGIES, INC.

         Colorado                                             84-1316284
         --------                                             ----------
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                         Identification Number)

                     5446 Canvasback Road, Blaine, WA 98230
                     --------------------------------------
               (Address of principal executive offices)(Zip Code)

                Management Consulting Agreement with Joyce Burton
               Business Consulting Agreement with Hindalea Wiseman
              Business Consulting Agreement with Dr. Joshua Kerbel
              Business Consulting Agreement with Robert Huybrechts
                 Business Consulting Agreement with Robin McNabb
                              (Full Title of Plan)

                         Kenneth B. Liebscher, President
                        ThermoElastic Technologies, Inc.
                              5466 Canvasback Road
                                Blaine, WA 98230
                                 (360) 371-5061
           (Name, address and telephone number of agent for service.)
                                 with copies to:
                                Claudia J. Zaman
                                 Attorney At Law
                          21800 Oxnard Street Suite 440
                        Woodland Hills, California 91367

                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed
                                                 Proposed            Maximum
                                                 Maximum             Aggregate        Amount
Title of Securities        Amount of Shares      Offering            Offering         Regis.
to be Registered           to be Registered      Price per Share     Price            Fee
----------------           ----------------      ---------------     -----            ---
$.0001 par value
Common Stock                     10,000          $.22                $  2200          $   .55

$.0001 par value                 50,000          $.22                $ 11000          $  2.75
Common Stock

$.0001 par value                400,000          $.22                $ 88000          $ 22.00
Common Stock

$.0001 par value                400,000          $.22                $ 88000          $ 22.00
Common Stock

$.0001 par value                100,000          $.22                $ 22000          $  5.50
Common Stock
TOTALS                          960,000          $.22                $211200          $100.00

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the average of the high and low selling prices per share of the Registrant's common stock on June 5, 2001 as reported by the OTC Electronic Bulletin Board.

                                   PROSPECTUS

                        THERMOELASTIC TECHNOLOGIES, INC.
                              5466 Canvasback Road
                                Blaine, WA 98230
                                 (360) 371-5061

                        (960,000 Shares of Common Stock)

      This Prospectus relates to the offer and sale by ThermoElastic Technologies, Inc., a Colorado corporation (the "Company" or "ThermoElastic") of shares of its $.0001 par value per share common stock (the "Common Stock") to certain consultants and advisors (the "Consultants") pursuant to consulting agreements entered into between the Company and the Consultants for payment of services rendered and to be rendered. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 960,000 shares of Common Stock in consideration for services to be performed under the respective agreements.

      The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. Of the shares registered hereunder, there are no shares being registered for affiliates of the Company. An affiliate is any director, executive officer or controlling shareholder of the Company or any of its subsidiaries. An "affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If an Employee who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to
Section 16(b) of the Exchange Act. (See "General Information - Restrictions on Resales").

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The date of this Prospectus is June 6, 2001

      This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

      A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: ThermoElastic Technologies, Inc., 5466 Canvasback Road, Blaine, WA 98230, (360) 371-5061.

      The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facility maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained at the prescribed rates. The Company's stock has been traded on the over-the-counter market since the fourth quarter of 2000 and is currently reported by the National Quotation Bureau Electronic Bulletin Board.

      No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the United States in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

      Neither the delivery of this Prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been a change in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

Information Required in the Section 10(a) Prospectus...........................5
Item 1. Plan Information ..................................................... 5
        General Information................................................... 5
        The Company............................................................5
        Purposes...............................................................5
        Common Stock...........................................................5
        The Consultants........................................................5
        No Restrictions on Transfer ...........................................5
        Tax Treatment to the Consultants...................................... 5
        Tax Treatment to the Company ..........................................6
        Restrictions on Resale.................................................6
Documents Incorporated by Reference and Additional Information.................6

Item 2.  Registrant Information and Employee Plan Annual Information...........6
             Legal Opinion and Experts.........................................7
             Indemnification of Officers and Directors........................ 7

Information Required in the Registration Statement.............................7

Item 3.     Incorporation of Documents by Reference............................7

Item 4.     Description of Securities..........................................8

Item 5.     Interests of Named Experts and Counsel.............................8

Item 6.     Indemnification of Directors and Officers..........................8

Item 7.     Exemption from Registration Claimed............................... 8

Item 8.     Exhibits...........................................................9

Item 9.     Undertakings.......................................................9

Signatures....................................................................10

Exhibit Index.................................................................12

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

GENERAL INFORMATION

The Company

      The Company has its principal executive offices at 5466 Canvasback Road, Blaine, WA 98230, where its telephone number is (360) 371-5061.

Purposes

      The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to business consulting and management agreements entered into between the Consultants and the Company, which agreements have been approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company and all of its shareholders. Copies of the agreements have been filed as exhibits to this Registration Statement.

Common Stock

      The Board of Directors has authorized the issuance of up to 960,000 shares of Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The Consultants

      The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

No Restrictions on Transfer

      The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and is entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

      The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occur: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. The Consultants are urged to consult their own tax advisors on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

      The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resale

      In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under
Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b), the price paid for the Company's common stock issued hereunder to affiliates is equal to the value of services rendered. Shares of the Company's Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION

      The Company hereby incorporates by reference (1) its Form 10-KSB for the year ended September 30, 2000, filed pursuant to the Exchange Act; (2) any and all Quarterly Reports and Current Reports on Form 10-Q (or 10-QSB or 8-K) filed under the Securities or Exchange Acts subsequent to the filing of ThermoElastic's Annual Report on Form 10-K (or 10-KSB) for the fiscal year ended September 30, 2000, as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to termination of this Offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing. All documents which when together constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

      A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: ThermoElastic Technologies, Inc., 5466 Canvasback Road, Blaine, WA 98230, (360) 371-5061.

Legal Opinion and Experts

      Claudia J. Zaman has rendered an opinion on the validity of the securities being registered. Ms. Zaman is not an "affiliate" of the Company and currently owns 50,000 shares of the Company's Common Stock.

      The financial statements of ThermoElastic Technologies, Inc. incorporated by reference in this Prospectus for the fiscal year ended September 30, 2000 have been audited by Moffitt & Company, P.C., independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person on connection with the securities being registered, registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

      Registrant hereby states that (i) all documents set forth in (a) through
(c), below, are incorporated by reference in this registration statement, and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

      (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a)or 15(d) of the Exchange Act;

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

      (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4. Description of Securities

      No description of the class of securities (i.e., the $.0001 par value common stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

      Ms. Zaman presently owns 50,000 shares of the Company's common stock.

Item 6. Indemnification of Directors and Officers

      ThermoElastic shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Colorado, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of ThermoElastic, or served any other enterprise as director, officer or employee at the request of ThermoElastic. The Board of Directors, in its discretion, shall have the power on behalf of ThermoElastic to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of ThermoElastic.

      Pursuant to ThermoElastic's bylaws, ThermoElastic shall have the right to indemnify , to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of The Colorado Business Corporation Act and any amendments thereto, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of ThermoElastic to indemnify such persons shall include, but not be limited to, the authority of ThermoElastic to enter into written agreements for indemnification with such persons.

      Subject to the provisions of Colorado Revised Civil Statues and any amendments thereto, a Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

      1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;
      2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
      3) A transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or
      4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

Item 7. Exemption from Registration Claimed

            Not Applicable.

Item 8. Exhibits

      (a) The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit No.       Title

5. Opinion of Claudia J. Zaman regarding the legality of the securities registered.
10.4              Management Consulting Agreement with Joyce Burton
10.5              Business Consulting Agreement with Hindalea Wiseman
10.6              Business Consulting Agreement with Dr. Joshua Kerbel
10.7              Business Consulting Agreement with Bob Huybrechts
10.8              Business Consulting Agreement with Robin McNabb
23.1 Consent of Claudia J. Zaman, counsel to the registrant, to the use of her opinion with respect to the legality of the securities being registered hereby and to the references to her in the Prospects filed as part hereof.
23.2 Consent of Moffitt & Company, P.C., independent auditors of the registrant

Item 9. Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs are incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14e-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Blaine, State of Washington on June 6, 2001.

                                             THERMOELASTIC TECHNOLOGIES, INC.

                                             By: /s/ Kenneth B. Liebscher
                                                 ------------------------
                                                 Kenneth B. Liebscher, President

                                             By: /s/ Daniel Wiseman
                                                 ------------------
                                                 Daniel Wiseman, CFO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

June 6, 2001                                 /s/ Kenneth B. Liebscher
                                             ------------------------
                                             Kenneth B. Liebscher, Director

June 6, 2001                                 /s/ Dr. Steven Rivers
                                             ---------------------
                                             Dr. Steven Rivers, Director

June 6, 2001                                 /s/ Dr. Ila Berman
                                             ------------------
                                             Dr. Ila Berman, Director

June 6, 2001                                 /s/ Bonnie D. Walton
                                             --------------------
                                             Bonnie D. Walton, Director

June 6, 2000                                 /s/ Fred Heaps
                                             --------------
                                             Fred Heaps, Director

June 6, 2000                                 /s/ Izchaz Barzilay
                                             -------------------
                                             Izchaz Barzilay, Director

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

      The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit
Number in
Registration
Statement         Description
---------         -----------

5.                Opinion of Counsel

10.4              Management Consulting Agreement with Joyce Burton

10.5              Business Consulting Agreement with Hindalea Wiseman

10.6              Business Consulting Agreement with Dr. Joshua Kerbel

10.7              Business Consulting Agreement with Bob Huybrechts

10.8              Business Consulting Agreement with Robin McNabb

23.1              Consent of Claudia J. Zaman to Use of Opinion

23.2              Consent of Moffitt & Company, P.C.

                          INDEPENDENT AUDITOR'S CONSENT

      We do hereby consent to the use of our report dated December 21, 2000 on the financial statements of ThermoElastic Technologies, Inc. (a Colorado corporation) included in and made part of the registration statement of ThermoElastic Technologies, Inc. dated June 6, 2001.

June 6, 2001


/s/ Moffitt & Company, P.C.
---------------------------------------

Certified Public Accountant

                        CLAUDIA J. ZAMAN ATTORNEY AT LAW
                          21800 Oxnard Street Suite 440
                             Woodland Hills CA 91367
                                 (818) 598-6774
                            (818) 598-6778 Facsimile

                                  June 6, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs:

Re: OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN REGISTRATION STATEMENT ON FORM S-8 OF THERMOELASTIC TECHNOLOGIES, INC.

      I have acted as counsel for ThermoElastic Technologies, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 960,000 shares of common stock, par value $.0001 (the "Common Stock") to Consultants of the Company in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain agreements (the "Agreements").

      As counsel to the Company, I have examined the Company's Articles of Incorporation, bylaws, minute book and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the common stock in this offering.

      In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinion.

      My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements, incorporated by reference in the Registration Statement.

      In rendering my opinion, I have assumed, without independently verifying such assumptions, and this opinion is based upon and conditioned upon the following:

(i) the genuineness of the signatures on and enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized. executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid, binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents; and (v) the Company will be operated in accordance with the terms of its charter documents and the laws of the State of Colorado and the terms of the instruments referred to above.

      Based upon the foregoing, I am of the opinion that:

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Colorado, the jurisdiction of its incorporation.

      2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

      3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the written agreements, the Common Stock issuable under the Agreements will be duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

      I am admitted to practice in the State of California and the State of Colorado. I am not admitted to practice in any other jurisdictions other than California and Colorado, in which the Company may own property or transact business. My opinions herein are with respect to federal law only, and to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matter from attorneys licensed in such other jurisdictions. No opinion is expressed form any conflict of laws issues. My opinions are qualified tot he extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

      This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

      I hereby consent to the inclusion of my opinion filed as an exhibit to the Registration Statement. I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                             Sincerely,


                                             /s/ Claudia J. Zaman
                                             Claudia J. Zaman

                          BUSINESS CONSULTING AGREEMENT

      AGREEMENT, made this 1st day of January, 2001 by and between ThermoElastic Technologies, Inc., whose principle place of business is 5466 Canvasback Rd., BLAINE, Washington 98230 (the "Company" and SIXWISE PROPERTIES LTD whose principal place of business is PH 1205, 7905 Bayview Ave, Thornhill, Ontario L3T 7N3 (the "Consultant").

      WHEREAS, the Company desires to obtain Consultant's services in connection with the Company's business affairs and consultant is willing to undertake to provide such services as hereinafter fully set forth.

NOW, THEREFORE, the parties agree as follows:

      a. TERM: This Agreement shall be for a term of Six (6) months commencing May 1, 2001.

      b. NATURE OF SERVICES: Consultant will render advise and assistance to the Company on business related matters and in connection therewith Consultant shall:

            (a) Attend meetings of the Company's Board of Directors or Executive Committee(s) when so requested by the Company;

            (b) Attend meetings and at the request of the Company's review, analyze and report on proposed business opportunities; and

            (c) Consult with the Company concerning strategic corporate planning and investment policies, including any revision of the Company's business plan when requested by the company.

      3.    CONSULTANT AGREES TO PERFORM THE FOLLOWING SERVICES:

            (a)   Locate acquisitions for the Company and/or its clients;

            (b)   Assist in negotiating such potential acquisitions;

            (c) Assist in the implementation of short term and long term strategic planning as required by the Company; and

            (d) Assist the Company in identifying and establishing corporate partnerships, joint ventures and sublicensing arrangements with potential users of the Company's products to establish and enhance brand credibility and sales.

      4. IT IS AGREED that the Consultant's services will not include any services that constitute the rendering of legal opinions or performance of work that is in the ordinary purview of a certified public accountant or any work that it is the ordinary purview of a registered broker/dealer.

      5. IT IS AGREED that the services to be provided by the Consultants shall be provided the services of John Wiseman, C.A. as and when required by the Company.

      6. COMPENSATION: The Company agrees to compensate Consultant as follows:

                  (1) Upon execution of this Agreement and as a retainer the Company shall issue and deliver to Hindalea Wiseman 50,000 Shares of its free trading common stock to be issued by the Company pursuant to an S-8 Registration to be undertaken by the Company as soon as practicable and which shall be deemed to have been earned by the Consultant upon delivery of the shares; and

                  (2) In respect of those services provided by John Wiseman, C.A. the Consultant shall be entitled to bill for such services at the rate of USD 160.00.

      7. EXPENSES: The Company shall reimburse the Consultant for actual out-of-pocket expenses incurred relative to the performance of the Consultant's duties. All reimbursable expenses must be pre-approved by the company.

      8. LIABILITY OF CONSULTANT: In furnishing the Company with management advice and other services as herein provided, neither Consultant nor any officer, director or agent thereof shall be liable to the Company or its creditors for errors of judgment or for anything except malfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the terms of this agreement.

            It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as herein provided, Consultant shall not be accountable for any loss suffered by the Company by reason of Company's action or non-action on the basis of any advice, recommendation or approval of Consultant, its employees or agents.

            The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of Securities Dealers.

      9. STATUS OF CONSULTANT: Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement, shall have no authority to act or represent the Company.

      10. OTHER ACTIVITIES OF CONSULTANT: The Company recognizes that the Consultant now renders and may continue to render consulting services to other companies which may or may not have policies and conduct activities similar to those of the Company.

      11.   MISCELLANEOUS:

            a. All final decisions with respect to consultation, advice and services rendered by Consultant to the Company shall rest exclusively with the Company;

            b. This Agreement contains the entire agreement of the parties hereto and there are no representations or warranties other than those contained herein. Neither party may modify this Agreement unless the same is in writing and duly executed by both parties hereto;

            c. By signing this Agreement, the Company admits to having no prior knowledge of any pending S.E.C. investigations into the trading of the securities of the Company or the activities of the Company;

            d. In the event this Agreement or performance hereunder contravene public policy or constitute a material violation of any law or regulation of any federal or state government agency, or either party becomes insolvent or is adjudicated bankrupt or seeks the protection of any provision of the Bankruptcy Act, or either party is enjoined, or consents to any order relating to any violation of any provincial, state or federal securities law, then this agreement shall be deemed terminated, and null and void upon such termination; neither party shall be obligated hereunder and neither party shall have any further liability to the other. In the event that the Consultant becomes insolent or is adjudicated bankrupt or seeks the protection of any provision of the Bankruptcy Act or any other legislation during the term of this Agreement , the Company shall have the right to demand the return all of the Shares referred to in Par 5 hereof remaining in the ownership upon the occurrence of such event, whether directly or indirectly, of the Consultant; and

            e. Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the provisions of the Ontario Arbitrations Act and any arbitration shall be conducted in the city of Toronto, Ontario.

Agreed and Accepted on this             Day of May, 2001.


                                              ThermoElastic Technologies, Inc.
                                              per:

                                              /s/ Kenneth B. Liebscher
                                              ------------------------
                                              Kenneth B. Liebscher, President


                                              Sixwise Properties Ltd.
                                              per:

                                              /s/ Hindalea Wiseman
                                              --------------------
                                              Hindalea Wiseman, President

                         MARKETING CONSULTANT AGREEMENT

      This Agreement is entered into as of the 4th day of January 2001, by and between ThermoElastic Technologies, Inc. a Colorado corporation (hereinafter the "Company"), and Vista Developments Ltd. (hereinafter "Consultant") under the following terms and conditions:

                                    RECITALS:

      WHEREAS, it is in the best interest of the Company to employ the services of Consultant upon the terms and conditions hereinafter set forth and;

      WHEREAS, it is in the desire of Consultant to be employed upon the terms and conditions hereinafter set forth; and,

      WHEREAS, the company requires additional services above and beyond the scope of the existing consulting agreement dated January 15, 1999.

1. TERM

      The term of this Agreement shall be for a period of four (4) months, commencing on the effective date of this Agreement.

2. COMPENSATION

      2.1 The Company or one or more of its subsidiaries shall pay Consultant during the term hereof a fee at the rate of US $7,500 per month (or a total of 100,000 common shares of the Company's common stock at the Company's option which may be issued pursuant to an S-8 Registration).

      2.4 Compensation shall not be subject to withholding or other taxes as they shall be the responsibility of the consultant.

3. SERVICES

      4.1 Consultant agrees to provide for services to the Company including but not limited to production, manufacturing, sales, marketing and general administration, and such other services, acts or things necessary for the proper execution of Company's mandate. Consultant shall report and shall be exclusively responsible to the Board of Directors. Expenditures of time for personal, business, charitable and other activities shall not be deemed a breach of this Agreement provided that such activities do not interfere with the services required to be rendered to the Company hereunder or compete with the business of the Company. Consultant agrees that it will serve the Company faithfully, diligently, competently and to the best of its ability until the termination of its employment hereunder.

4. EFFECTIVE DATE.

      The effective date of this Agreement shall be January 4, 2001.

5. TERMINATION.

      This Agreement shall terminate upon the occurrence of any of the following events:

      (a) Upon the expiration of the term of this Agreement pursuant to Paragraph 1 hereof.

      (b) Upon the insolvency of consultant.

6. THE COMPANY'S AUTHORITY.

      Consultant agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board of Directors either orally or in writing respecting performance of its duties and to carry out and perform orders, directions and policies stated by the Board of Directors, from time to time, either orally or in writing.

7. NOTICES.

      All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:                    ThermoElastic Technologies, Inc.
                                            #8110-715
                                            250 H St.
                                            Blaine.
                                            Washington 98230

         CONSULTANT:                        Vista Developments Ltd.
                                            Box 192, Grand Turk.
                                            Turks and Calcos Islands
                                            B.W.I.

8. GOVERNING LAW

      This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

9. BINDING NATURE

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

10. CORPORATE APPROVALS

      The Company represents and warrant that the execution of this Agreement by their respective corporate officers named below have been duly authorized by the Board of Director of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company enforceable in accordance with its terms.

11. TIME IS OF THE ESSENCE.

      Time is of the essence with respect to all matters provided in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


"THE COMPANY"

THERMOELASTIC TECHNOLOGIES, INC.

By: /s/ George Osterbauer
    ----------------------------------
  George Osterbauer - CEO


"CONSULTANT"

VISTA DEVELOPMENTS LTD.

By: /s/ Robin McNabb
    ----------------------------------
    Robin McNabb - Secretary/Director

                         MANAGEMENT CONSULTANT AGREEMENT

      This Agreement is entered into as of the 30th day of April, 2001, by and between ThermoElastic Technologies, Inc., a Colorado corporation (hereinafter the "Company"), and Joyce Burton (hereinafter "Consultant") under the following terms and conditions:

                                    RECITALS:

      WHEREAS, it was in the best interest of the Company to employ the services of Consultant upon the terms and conditions hereinafter set forth; and;

      WHEREAS, it is in the desire of Consultant to have been employed upon the terms and conditions hereinafter set forth; and;

      WHEREAS, the Company required the management services of the Consultant to manage and organize the accounting records of the Company at and following the time of the merger of ThermoElastic Technologies, Inc. of Delaware with L.P.R. Cybertek, Inc. of Colorado to assist in ensuring the orderliness of the merger and to assist in subsequent regulatory filings; and

      WHEREAS, through inadvertence only, adequate compensation for the Consultant's services had not previously been provided for.

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. COMPENSATION

      1.1 As full compensation for the services rendered by the Consultant, the Consultant agrees to accept and the Company agrees to compensate the Consultant by issuing and delivering to Joyce Burton 10,000 unrestricted shares of the Company's Common Stock to be issued under a Form S-8 Registration to be undertaken by the Company as soon as practicable.

      1.2 Compensation shall not be subject to withholding or other taxes as they shall be the responsibility of the Consultant.

2. SERVICES

      2.1 Consultant agrees to provide to the Company the following services in respect of the books and records of L.P.R. Cybertek, Inc.

            (1) To assemble and keep safe all of the corporate and accounting records of L.R.P. Cybertek, Inc., as long as requested by the Company;

            (2) To promptly provide as and when requested by the Company or its Auditors all information relating to the corporate and accounting books of L.P.R. Cybertek, Inc.;

            (3) To promptly provide copies or any such records as requested by the Company or its auditor; and

            (4) to promptly deliver to the Company, at the Company's expense any and all of the original corporate and/or accounting records or other documents in the Consultant's possession relating to the Company or L.P.R. Cybertek.

3. TERM

      The term of the Agreement shall be for three (3) years from July 15, 1999.

4. THE COMPANY'S AUTHORITY

      Consultant agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board of Directors either orally or in writing respecting performance of its duties and to carry out and perform orders, directions and policies stated by the Board of Directors, from time to time, either orally or in writing.

5. NOTICES

      all notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:                    ThermoElectric Technologies, Inc.
                                            #8110715
                                            250 H St.
                                            Blaine.
                                            Washington 98230

         CONSULTANT:                        Joyce Burton
                                            2903 South Uinta Street
                                            Denver, Colorado 80231

6. GOVERNING LAW

      This Agreement will be governed by and construed in accordance with the laws of the State of Washington.

7. BINDING NATURE

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

8. CORPORATE APPROVALS

      The company represents and warrant that the execution of this Agreement by their respective corporate officers named below have been duly authorized by the Board of Director of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company enforceable in accordance with its terms.

9. TIME IS OF THE ESSENCE.

      Time is of the essence with respect to all matters provided in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


"THE COMPANY"

THERMOELASTIC TECHNOLOGIES, INC.

By: /s/ Kenneth Liebscher
    -------------------------------
    Kenneth B. Liebscher - Pres.


"CONSULTANT"

/s/ Joyce Burton
-----------------------------------
    Joyce Burton

                                    AGREEMENT

      This Agreement entered into this the 1st day of May, 2001 by and between ThermoElastic Technologies, Inc., a Colorado Corporation having its head office at 5466 Canvassback Rd., Blaine, WA 98230 ("TMRO") and Apple Dental Ventures, Inc., a company incorporated in the Province of Ontario having its head office at 18485 Koele Street N, Newmarket, ON - L3Y 4V9.

      WHEREAS, Apple Dental Ventures, Bob Huybrechts and Gritell International Ltd. entered into Agreements dated September 23, 1998, December 28, 1998 and February 2, 1999 (the "Agreements") with respect to the acquisition by Gritell International Ltd. of the exclusive worldwide rights to the BITEM Product Line upon terms and conditions more particularly set out in Agreements,

      AND WHEREAS, Bob Huybrechts and Apple Dental Ventures did, with the consent of Gritell International Ltd., assign all of its right, title and interest in the Agreements, and

      AND WHEREAS Gritell International Ltd. did, with the consent of Bob Huybrechts and Apple Dental Ventures, in writing assign all of its right, title and interest in the Agreements to ThermoElastic Technologies, Inc.,

      AND WHEREAS Apple Dental Ventures, Inc. and ThermoElastic Technologies, Inc. are desirous of amending certain of the provisions contained in the Agreements.

      IN WITNESS WHEREOF, the parties hereto, in consideration of the mutual covenants contained herein, the payment by each party to the other of the sum of USD 2.00 (the receipt of which is hereby acknowledge by each party) and other good and valuable consideration, agree as follows:

      (a) The Parties hereto agree and acknowledge that as of the date hereof the consulting fees owed to Apple Dental Ventures, Inc. pursuant to the Agreements total USD 85,000.00;

      (b) The Parties hereto agree that the consulting fees referred to above shall be and are hereby reduced by $25,000 and further agree that as of the date hereof there is outstanding and owing to Apple Dental Ventures, Inc. on account of consulting fees a total of USD 60,000.00;

      (c) The parties hereto further agree that ThermoElastic Technologies, Inc. shall issue to Bob Huybrechts, or whosoever he shall in writing direct, in addition to those Shares to which Apple Dental Ventures, Inc. is entitled pursuant to the terms of the Agreements, 400,000 Unrestricted Shares of the Company's Common Stock to be issued under a Form S-8 Registration to be undertaken by the Company as soon as pract5icable in full and final payment of the above referred to USD 60,000.

      (d) All of the other terms and conditions contained in the Agreements shall remain the same.

      (e) The parties hereto acknowledge that they have been advised that Howard E. Kerbel is an Affiliate of the Company and that he has advised the Parties to obtain independent legal advise in respect of the execution of the within Agreement. The Parties acknowledge:

            (1) That they have been advised by Howard E. Kerbel that he is a Barrister & Solicitor licenced to practice law in the Province of Ontario;

            (2) That Howard E. Kerbel has advised each Party to obtain independent legal advise with respect to the execution of the within Agreement;

            (3) That each Party has either obtained such independent legal advise prior to executing the within Agreement or has waived his, her or its right to such independent legal advise; and

            (4) That Howard E. Kerbel has not given any of the Parties legal advice in respect of the within Agreement or in respect of any other matter and has never acted in the capacity of Lawyer or Attorney for any of the Parties in respect of this or any other matter.

      IN WITNESS WHEREOF the parties hereto have set their hands and seals in execution of this Agreement.


ThermoElastic Technologies, Inc.
per:

/s/ Ken Liebscher
----------------------------------------
    Ken Liebscher, President


Apple Dental Ventures, Inc.
per:

/s/ Bob Huybrechts
----------------------------------------
    Bob Huybrechts, President

/s/ Bob Huybrechts
----------------------------------------
    Bob Huybrechts on his own behalf
    and behalf of Apple Dental Ventures

                         MANAGEMENT CONSULTANT AGREEMENT

      This Agreement is entered into as of the __th day of May, 2001, by and between ThermoElastic Technologies, Inc., a Colorado corporation (the "Company"), and Dr. Joshua Kerbel ( "Consultant") under the following terms and conditions:

                                    RECITALS:

      WHEREAS, it was in the best interest of the Company to employ the services of Consultant upon the terms and conditions hereinafter set forth; and;

      WHEREAS, it is in the desire of Consultant to provide the services set out below to the Company upon the terms and conditions hereinafter set forth; and;

      NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. COMPENSATION

      1.1 As full compensation for the services rendered by the Consultant, the Consultant agrees to accept and the Company agrees to compensate the Consultant by issuing and delivering to Dr. Joshua Kerbel 400,000 unrestricted shares of the Company's Common Stock to be issued under a Form S-8 Registration to be undertaken by the Company as soon as practicable.

      1.2 Compensation shall not be subject to withholding or other taxes as they shall be the responsibility of the Consultant.

2. SERVICES

      2.1 Consultant agrees to provide to the Company the following services:

            (1) To assist the Company's CEO in the performance of his duties;

            (2) To prepare as required by the Company projections with respect to the Company's future activities;

            (3) To assist in corporate planning and the preparation of business plans and projections;

            (4) To assist in the negotiations of acquisition targets;

            (5) To employ his specialized knowledge of health related fields to the marketing and sale of the Company's products;

            (6) To act in the capacity of liaison between the Company and its acquisitions and to put in place all necessary reporting mechanisms to insure the ability of the Company to monitor and supervise its acquisitions; and

            (7) To review the Company's existing controls and to make recommendations as to the appropriate management and financial controls to be put in place to ensure proper corporate governance including the maintenance of appropriate corporate records.

3. TERM

      The term of the Agreement shall be for one (1) year from the execution of this Agreement by all Parties.

4. THE COMPANY'S AUTHORITY

      Consultant agrees to observe and comply with the reasonable rules and regulations of the Company as adopted by the Company's Board of Directors either orally or in writing respecting performance of its duties and to carry out and perform orders, directions and policies stated by the Board of Directors, from time to time, either orally or in writing.

5. NOTICES

      All notices, requests, demands and other communications provided for by this Agreement shall be in writing and (unless otherwise specifically provided herein) shall be deemed to have been given at the time when mailed in any general or branch United States Post Office, enclosed in a registered or certified postpaid envelope, addressed to the parties stated below or to such changed address as such party may have fixed by notice:

         TO THE COMPANY:                    ThermoElectric Technologies, Inc.
                                            #8110-715
                                            250 H St.
                                            Blaine,
                                            Washington 98230

         CONSULTANT:                        Joshua Kerbel, D.C., M.B.A.
                                            1705 Bathurst Street Apt. 102
                                            Toronto Ontario
                                            M5P 3K2

6. GOVERNING LAW

      This Agreement will be governed by and construed in accordance with the laws of Province of Ontario, Canada.

7. BINDING NATURE

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, heirs, successors and assigns.

8. CORPORATE APPROVALS

      The Company represents and warrant that the execution of this Agreement by their respective corporate officers named below have been duly authorized by the Board of Director of the Company, is not in conflict with any Bylaw or other agreement and will be a binding obligation of the Company enforceable in accordance with its terms.

9. TIME IS OF THE ESSENCE.

      Time is of the essence with respect to all matters provided in this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


"THE COMPANY"

THERMOELASTIC TECHNOLOGIES, INC.

By: /s/ Kenneth B. Liebscher
    -----------------------------------
     Kenneth B. Liebscher - Pres.


"CONSULTANT"

/s/ Joshua Kerbel
---------------------------------------
    Joshua Kerbel, D.C., M.B.A.